Exhibit 99.1

Marchex and Fox Partner to Develop Spanish-Language Web Sites, Including

Sites Newly Acquired By Marchex

SEATTLE, WA and BUENOS AIRES, ARGENTINA – May 21, 2007 – Marchex, Inc. (NASDAQ: MCHX, MCHXP) and Fox’s Latin American Channels division, a wholly owned subsidiary of News Corporation, today announced a partnership to jointly develop a set of Spanish-language Web sites owned by Marchex, including cocina.com (English translation is “Kitchen” or “Cook”), fotos.com (Photos), futbol.com (Soccer), deportes.com (Sports), mascotas.com (Pets), mujer.com (Woman), peliculas.com (Movies), salud.com (Health), and tarjetas.com (Greeting Cards). Through the partnership, Fox will provide localized content and community features to the Web sites including: videos, forums, blogs, personal home pages, and photo albums.

Marchex recently acquired more than 100 Spanish-language Web sites from two separate parties. The acquired Web sites collectively generated more than 1 million unique monthly visitors for the month of April 2007. Unique visitor statistics are based on internal traffic logs, which calculate unique IP (Internet protocol) addresses on an unduplicated basis during a given month. Under the terms of the transaction agreements, which are effective immediately, Marchex paid a total of $10 million in cash for all of the Web sites. Additional examples of the Web sites, which will initially be monetized with graphical and pay-per-click text advertisements, are listed below.

“Partnering with Fox, one of the global leaders in creating digital content and online communities, helps us extend our international reach to one of the fastest growing demographics of Internet users,” said Peter Christothoulou, Marchex Chief Strategy Officer. “It is a key step in our ongoing strategy of acquiring Web sites and developing them into high quality destinations which, over time, will continue to build our base of global and local traffic.”

“Marchex has had the vision to acquire and develop local Web sites at scale to create an increasingly valuable and growing online network,” said Hernan Lopez, President, Fox Latin American Channels. “We are very pleased to work with Marchex in extending their international strategy, and believe that the unique combination of Marchex’s premium Spanish-language Web sites and Fox’s community-focused assets will create powerful consumer destinations.”

By partnering with Fox, which operates over 50 Spanish-language Web sites, Marchex is further extending its business internationally and targeting one of the fastest growing global Internet demographics: Spanish-speaking Internet users from Spain, South America, Central America, Mexico, and the United States. According to Internet World Stats, there are more than 100 million Spanish-speaking Internet users worldwide, an increase of more than 260% since 2000, outpacing the rest of the world’s usage growth by more than 25% over the same period.

Today’s developments complement Marchex’s broader Web site development strategy, which involves acquiring commercially relevant Web sites that have generic and descriptive characteristics, then developing the Web sites into robust online consumer destinations that provide an excellent user experience and highly targeted advertising opportunities. In June, Marchex plans to re-launch more than 100,000 of its local Web sites, utilizing its Open List content aggregation and publishing engine to populate selected Marchex Network Web sites with relevant content, including product or service descriptions, ratings, expert third-party reviews, user-generated reviews, articles, awards, maps and more.

Examples of Marchex’s Spanish-Language Web Sites:

Below is a sample list of Marchex’s Spanish language Web sites, including the newly acquired Web sites as well as Web sites Marchex already owned.

Newly Acquired Web Sites Examples		Existing Web Sites Examples
Spanish Web Site	English Translation	Spanish Web Site	English Translation
Animacion.com	Animation	Abastecedores.com	Suppliers

Bromas.com	Jokes	Actriz.com	Actress

Cartas.com	Cards or Letters	Almohadas.com	Pillows

Cocina.com	Kitchen or Cook	Analogia.com	Analogy

Computadoras.com	Computers	Aprendiz.com	Apprentice

Dinosaurio.com	Dinosaur	Astrologica.com	Astrological

Deportes.com	Sports	Aventuras.com	Adventures or Flings

Dietas.com	Diets	Burrito.com	Burrito

Estudios.com	Studies	Charlar.com	To Chat

Financiero.com	Financial	Elturismo.com	Tourism

Fotos.com	Photos	Escuchar.com	Listen

Futbol.com	Soccer	Espejos.com	Mirrors

Mascotas.com	Pets	Familias.com	Families

Mensajes.com	Messages	Importadores.com	Importers

Mujer.com	Woman	Impresor.com	Printer

Nutricion.com	Nutrition	Instructores.com	Instructors

Peliculas.com	Movies	Laceramica.com	Ceramics

Publicidad.com	Advertising or Publicity	Leyendo.com	Reading

Salud.com	Health	Musico.com	Musician

Tarjetas.com	Greeting Cards	Nombres.com	Names

Universidad.com	College or University	Salsa.com	Sauce or Salsa

Ventas.com	Sales	Subasta.com	Auction

Viajando.com	Traveling	Sucesos.com	Events

Marchex Updated Financial Guidance:

As a result of these acquisitions, Marchex is updating its 2007 financial guidance for fiscal year 2007 (Year ending December 31, 2007) as follows:

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Revenue: Marchex does not anticipate meaningful revenue contribution from the acquired Web sites for the remainder of 2007. Currently, Marchex fees are generated under the partnership on a net revenue share basis once content feed, administrative support and other costs have been recovered. As such, Marchex is reiterating its anticipated 2007 revenue range of $144 million to $150 million.

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Adjusted operating income before amortization. Marchex anticipates the Web Sites will be amortized over periods ranging from four to seven years. Therefore, based on approximately $1 million in incremental Web Site amortization during 2007, a non-cash charge, and product investment initiatives to further develop its Spanish-language Web sites to increase their traffic and monetization levels, Marchex is updating guidance to reflect that it anticipates 2007 adjusted operating income before amortization in the range of $34 million to $38 million. However, Marchex does not anticipate any significant impact on its adjusted EBITDA for 2007 based on the transactions. For adjusted EBITDA, Marchex expects to add back approximately $7 million in additional depreciation and amortization to its range of $34 million to $38 million of adjusted operating income before amortization, compared with $6 million prior to the transactions.

About Fox Latin America Channels

Fox Latin American Channels operates channels, production, mobile and online businesses in Latin America under the following brands: Fox, FX, Fox Life, Fox Sports, Fox News, National Geographic Channel, Universal Channel, SCI FI, Utilísima, SPEED Channel, Baby TV Channel, MyFox, .Fox, and Fox Toma 1. Additionally its sales force -Fox One-Stop Media- represents owned and third-party channels in several markets. Fox Latin America Channels is wholly owned by The News Corporation Limited (NYSE: NWS, NWS.A).

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, certain statements and expectations regarding these acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward- looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Marchex Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Fox Latin American Channels Press:

Guadalupe Lucero

PR Director FOX Latin American Channels

+ 5411 6314-1144

guadalupe.lucero@fox.com

Marchex Investor Relations:

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Marchex, Inc.

206.331.3316

tcaldwell@marchex.com

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